EXHIBIT 3.3

STATE OF TEXAS

CERTIFICATE OF CONVERSION

UNITED STATES ANTIMONY CORPORATION

Pursuant to the provisions of Sections 10.154 and 10.155 of the Texas Business Organizations Code, the undersigned adopts the following certificate of conversion for the purpose of effecting a conversion of United States Antimony Corporation, a Montana corporation (the “Converting Entity”), into United States Antimony Corporation, a Texas corporation (the “Converted Entity”).

1. The name, organizational form and jurisdiction of formation of the Converting Entity is:

Name	Organizational Form	Jurisdiction of Formation
United States Antimony Corporation	For-profit Corporation	Montana

2. The name, organizational form and jurisdiction of formation of the Converted Entity is:

Name	Organizational Form	Jurisdiction of Formation
United States Antimony Corporation	For-profit Corporation	Texas

3. The date of formation in the State of Montana of the Converting Entity is January 14, 1970.

4. The file number issued to the Converting Entity by the State of Montana is D035054.

5. A signed plan of conversion (the “Plan”) is on file at 4438 W. Lovers Lane, Unit 100, Dallas, TX, 75209, the principal place of business of the Converting Entity.

6. The Plan will be on file after the conversion at 4438 W. Lovers Lane, Unit 100, Dallas, TX 75209, the principal place of business of the Converted Entity.

7. A copy of the Plan will be furnished upon written request without cost by the Converting Entity before the conversion or by the Converted Entity after the conversion to any owner or member of the Converting Entity or the Converted Entity.

8. The Certificate of Formation of the Converted Entity is attached hereto as Exhibit A.

9. The Plan has been approved as required by the laws of the jurisdiction of formation and the governing documents of the Converting Entity.

10. In lieu of providing the tax certificate, the Converted Entity shall be liable for the payment of any franchise taxes, if any.

11. This document becomes effective on August 15, 2025.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Texas Business Organizations Code to execute the filing instrument.

Date: August 15, 2025.

CONVERTING ENTITY:

UNITED STATES ANTIMONY CORPORATION

By:	/s/ Richard Isaak
Name:	Richard Isaak
Title:	Chief Financial Officer

[Signature Page to the Texas Certificate of Conversion of United States Antimony Corporation]

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EXHIBIT A

CERTIFICATE OF FORMATION

OF

UNITED STATES ANTIMONY CORPORATION

(See Exhibit 3.1 to Form 8-K)

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